Exhibit 99.1

Ares Capital Corporation Expands Credit Facilities in Conjunction with

Acquisition of American Capital, Ltd.

Borrowing Capacity Increased by $1.3 Billion to $3.5 Billion in Conjunction with Acquisition

NEW YORK—January 4, 2017—Ares Capital Corporation (NASDAQ: ARCC) announced today that it has increased its total borrowing capacity in conjunction with the closing of its previously announced acquisition of American Capital, Ltd. Ares Capital increased its total debt facility capacity from $2.2 billion to $3.5 billion, including commitment increases and extensions on two of its three facilities.

Ares Capital increased and extended the maturity of its senior secured credit facility with a syndicate of banks led by JP Morgan, SunTrust, Bank of America Merrill Lynch, Bank of Montreal and Sumitomo Mitsui Banking Corporation, increasing total commitments from $1.265 billion to $2.095 billion, and extending the final maturity from May 2021 to January 2022 on $2.0 billion of the commitments.  The total commitments include revolving capacity of $1.713 billion and a term loan of $382 million.  The stated interest rate on the facility remains unchanged at LIBOR plus 1.75%.

In addition, Ares Capital expanded and extended the maturity of its revolving funding facility with Wells Fargo and Bank of America Merrill Lynch.  Total commitments to the facility increased from $540 million to $1.0 billion, and the final maturity of the facility was extended from May 2019 to January 2022.  The stated interest rate on the facility was changed to LIBOR plus 2.30% from LIBOR plus an applicable spread ranging from 2.25% to 2.50%.

Including these debt facilities, Ares Capital now has $3.5 billion in total senior secured debt capacity with a blended stated interest rate of LIBOR plus 1.90%.

In addition to growing these debt facilities, in September 2016, Ares Capital issued $600 million in senior unsecured notes due 2022 with a stated interest rate of 3.625%.

“Through our September notes offering and these credit facility expansions, we have fortified our already strong balance sheet, enabling us to lock in attractive funding, extend the tenor of our financings and further improve our liquidity position,” said Kipp deVeer, Chief Executive Officer of Ares Capital.  “We believe we are well positioned to execute on our strategic plans for long term earnings growth and to support a significantly larger balance sheet post the American Capital acquisition.”

“We appreciate this strong show of support and the confidence placed in our company and our business prospects from our growing list of banking partners,” said Penni Roll, Chief Financial Officer.

About Ares Capital Corporation

Ares Capital Corporation (“Ares Capital”) is a leading specialty finance company that provides one-stop debt and equity financing solutions to U.S. middle market companies, venture capital backed businesses and power generation projects. Ares Capital originates and invests in senior secured loans, mezzanine debt and, to a lesser extent, equity investments through its national direct origination platform. Ares Capital’s investment objective is to generate both current income and capital appreciation through debt and equity investments primarily in private companies. Ares Capital has elected to be regulated as a business development company (“BDC”) and as of September 30, 2016, was the largest BDC by total assets and market capitalization. Ares Capital is externally managed by a subsidiary of Ares Management, L.P. (NYSE:ARES), a publicly traded, leading global alternative asset manager. For more information about Ares Capital, visit www.arescapitalcorp.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and conditions may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Capital undertakes no duty to update any forward-looking statements made herein.

For Ares Capital Corporation:
Media Relations:
Mendel Communications
Bill Mendel, 212-397-1030
bill@mendelcommunications.com
or
Investor Relations:
Ares Capital Corporation
Jana Markowicz, 888-818-5298
markowicz@aresmgmt.com
or
Carl Drake, 888-818-5298
cdrake@aresmgmt.com